EXHIBIT 10(e)(1)(b)

CLECO UTILITY GROUP INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(as amended and restated effective January 1, 1996)

AMENDMENT NO. 2

                        WHEREAS, Cleco Corporation, now Cleco Utility Group Inc. (the "Company"), maintains the Cleco Corporation Supplemental Executive Retirement Plan, most recently amended and restated effective as of January 1, 1996, which plan shall now be titled the "Cleco Utility Group Inc. Supplemental Executive Retirement Plan" (the "Plan");

                        WHEREAS, effective as of July 1, 1999, this Company became a wholly-owned subsidiary of Cleco Holding Corporation, now known as Cleco Corporation ("Cleco");

                        WHEREAS, this Company is a member of a controlled group of corporations  and/or other entities with Cleco and its affiliates, within the meaning of Section 1563 of the Internal Revenue Code of 1986, as amended (the "Code");

                        WHEREAS, the Company now desires to amend the Plan as a result of the formation of Cleco, to provide benefit enhancements upon the occurrence of a change in control and certain other events, and to provide a supplemental death benefit;

                        WHEREAS, Section 6.2 of the Plan permits amendment by the Board of Directors of the Company, provided such amendment does not diminish the accrued rights or benefits of any participant or his beneficiary, and the Board of Directors of the Company has determined that the terms of this Amendment No. 2 will not adversely affect compliance with such provision;

                        NOW, THEREFORE, BE IT RESOLVED, effective as of the dates set forth below, the Plan shall be amended as follows:

A.
DEFINITIONS

                         The following amendments to Article II of the Plan shall be effective as of July 1, 1999:

                        1.         The definition of the term "Board of Directors" set forth in Section 2.1 of the Plan shall be amended and restated as follows:

                                    2.1       Board of Directors:  The Board of Directors of Cleco Utility Group Inc., as the same may be constituted from time to time.

2.                  The definition of the term "Committee" set forth in Section 2.4 of the Plan shall be amended and restated as follows:

                                    2.4       Committee:  The Compensation Committee of the Board of Directors of Cleco, unless a committee consisting of not less than two persons is appointed by the Board of Directors.  The Board of Directors may act in lieu of the Committee hereunder.

                        3.         The definition of the term "Company" set forth in Section 2.5 of the Plan shall be amended and restated as follows:

                                    2.5       Company:  Cleco Utility Group Inc., a Louisiana company, including its subsidiaries or other affiliates, as determined from time to time.

                        4.         The definition of the term "Service" set forth in Section 2.17 of the Plan shall be amended and restated as follows:

                                    2.17     Service:  All continuous service with the Company, its subsidiaries or other entities in the Controlled Group, including service with any immediate predecessor company that was acquired by, merged into or consolidated with the Company.

                        5.         The following definition of the term "Controlled Group" shall be added as Section 2.20 of the Plan, to read in its entirety as follows:

2.20   Controlled Group:  A corporation, partnership, joint venture, or other entity that constitutes a member of a controlled group with the Company, from time to time, within the meaning of Code Section 1563, but determined without regard to the form of entity.

            6.         The following definition of the term "Beneficiary" shall be added as Section 2.21 of the Plan, to read in its entirety as follows:

2.21            Beneficiary:  The person, persons, entity or entities designated by a participant to receive his or her Supplemental Death Benefit hereunder.

7.         The following definition shall be added as Section 2.22 of the Plan, to read in its entirety as follows:

2.22 Death Benefits: The benefit payable to a Surviving Spouse or alternative beneficiary under Article IV hereof.  Supplemental Death Benefit is the benefit payable to a Beneficiary in accordance with Article X hereof.

B.
ADMINISTRATION

                         The following amendments to Article VI of the Plan shall be effective as of July 28, 2000:

                        1.         Article VI, Section 6.2, "Amendment and Termination," shall be amended and restated, to read in its entirety as follows:

                                    6.2       Amendment and Termination:  The Board of Directors reserves the exclusive right to amend, modify, alter or terminate this Plan, whether in whole or in part; provided, however, that any such action shall not decrease any benefits or rights accrued at the time of such termination, modification or amendment.  Upon an amendment, modification or termination hereunder, written notice shall be provided by the Committee to each Participant, Surviving Spouse or Beneficiary not later than 30 days after any such action.

            The Committee (or its designee) may authorize such modification to this Plan as it deems appropriate with respect to any individual Participant, including, without limitation, a modification of the SERP Percentage or the amount of Other Pension Benefits to be taken into account, and any such modification shall be reflected in an individual agreement of participation signed by the affected Participant and the Committee.

                                    In the event the Plan is terminated as provided herein, benefit payments shall continue to any Participant and/or Surviving Spouse or Beneficiary in pay status at the time of such termination.  Any Participant whose benefit payments have not yet commenced shall receive benefits in accordance with the terms of the Plan, but for purposes of determining any Service requirements hereunder, all Service earned by the Participant after such termination shall be taken into account.

                        2.         The following Section 6.3, "Special Termination Distribution," shall be added to the Plan to read in its entirety as follows:

6.3              Special Termination Distribution:  During the 30-day period following receipt of notice of the termination of the Plan in accordance with Section 6.2 hereof, each affected Participant or Surviving Spouse (or alternative beneficiary) in pay status at the time of such termination may elect  to receive  an immediate single sum  distribution by giving written notice to the Committee. Within 30 days following receipt of such notice, the Company shall make such  single-sum payment in an amount equal to 90% of the then present value of the Participant's SERP Benefit or the Surviving Spouse's (or alternative beneficiary's)  as the case may be.  The remaining balance of the SERP Benefit or Death Benefit   shall be forfeited, the Participant shall accrue no additional benefits under this Plan, and the Surviving Spouse (or alternative beneficiary) shall be entitled to no additional amounts hereunder.  During the 30 day period following receipt of notice as provided in Section 6.2 hereof, each Beneficiary in pay status as of the date on which the Plan is terminated shall be entitled to elect an immediate single sum distribution of his or her Supplemental Death Benefit in the amount and in accordance with the procedures described in the preceding paragraph.  If any Beneficiary is not in pay status as of the date on which the Plan is terminated, his or her Supplemental Death Benefit shall be paid in accordance with the provisions of Article X hereof.

For purposes of this Section 6.3, the present value of any benefit  shall be determined by Watson Wyatt Worldwide, or such other independent actuary as may be designated by the Committee, using reasonable interest rates and mortality assumptions.

                        3.         The following Section 6.4, "Funding," shall be added to the Plan to read in its entirety as follows:

            6.4       Funding:  The Company shall establish a trust in connection with this Plan.  Each year during the continuance of this Plan, the Company may contribute amounts to such trust in order to fund its obligations hereunder.

            The property comprising the assets of any such trust shall, at all times, remain the property of the Company.  The trustee of any such trust shall distribute the assets comprising such trust in accordance with the provisions of this Plan and the trust agreement, as instructed by the Committee, but in no event shall such trustee distribute the assets of any such trust to or for the benefit of the Company, except as provided in any applicable trust agreement.

            No Participant (or other beneficiary) shall have any right to, or claim under or against, the assets held in trust to help defray the cost incurred in providing benefits under this Plan.  Any such property shall be, and remain, a general, unpledged asset of the Company or the trust, as the case may be.

C.
CHANGE IN CONTROL

                        Effective as of July 28, 2000, the following Article IX, "Special Benefits Upon a Change in Control," shall be added to the Plan to read in its entirety as follows:

ARTICLE IX
SPECIAL BENEFITS UPON A CHANGE IN CONTROL

                                    9.1       Definitions: The terms "Change in Control" and "Business Transaction" shall have the meanings ascribed to them in the Cleco Corporation 2000 Long-Term Incentive Compensation Plan, as the same may be amended from time to time.

            The term "Good Reason," when used herein, shall mean that in connection with a Change in Control:

                                    a.         An affected Participant's annual base salary in effect immediately before such Change in Control is reduced or there is a significant reduction or termination of his or her rights to any employee benefit in effect immediately prior to the Change in Control;

                                    b.         An affected Participant's authority, duties or responsibilities are significantly reduced or he or she has reasonably determined that, as a result of a change in circumstances that significantly affects his or her employment with Cleco Corporation or the Company, he or she is unable to exercise the authority, power, duties and responsibilities in effect immediately prior to the Change in Control;

                                    c.         An affected Participant is required to be away from his or her office in the course of discharging his or her duties and responsibilities significantly more than was required prior to the Change in Control; or

                                    d.         An affected Participant is required to transfer to an office or business location located more than 60 miles from the location he or she was assigned to prior to the Change in Control.

                                    No event or condition described in this Section 9.1 shall constitute Good Reason unless (a) the Participant gives the Company notice of his or her objection to such event or condition within a reasonable period after he or she learns of such event, which notice may be delivered orally or in writing to the Chief Executive Officer (or his designee), (b) such event or condition is not promptly corrected by the Company, but in no event later than 30 days after receipt of such notice, and (c) the Participant resigns his or her employment with the Company not more than 60 days following the expiration of the 30-day period described in subpart (b) hereof.

                                    9.2       Determination of Change in Control or Business Transaction: The determination of the occurrence of a Change in Control or Business Transaction hereunder shall be made in accordance with the provisions of the Cleco Corporation 2000 Long-Term Incentive Compensation Plan.  The Committee shall promptly notify each affected Participant, in writing, of the occurrence of a Change in Control or a Business Transaction, as the case may be.

            9.3       Additional Benefits: If (a) a Participant's employment is terminated by the Company, without Cause, or he or she terminates employment for Good Reason, either occurring within the 60-day period preceding or 36-month period following a Change in Control, or (b) an affected Participant's employment with the Company and all of the members of the Controlled Group is involuntarily terminated, other than for Cause, then he or she shall be fully vested for purposes of the Service requirements imposed under Sections 3.1, 3.2 and 3.3 hereof.

            In addition, if any such affected Participant is a party to an Executive Employment Agreement or similar agreement with Cleco Corporation or the Company, he or she shall be credited with three years of age for purposes of (a) determining his or her SERP Percentage in accordance with Section 3.1, 3.2 or 3.3 hereof; provided, however that in no event shall such SERP Percentage be less than 50%; and (b) any reduction required on account of the commencement of benefits prior to such Participant's Normal Retirement Date.

9.4               Special Distribution:  During the 30-day period following receipt of the notice described in Section 9.2 hereof, each affected Participant or Surviving Spouse (or alternative beneficiary) in pay status as of the date of such notice,  may elect to terminate his or her participation in the Plan by giving written notice of termination to the Committee.  Within 30 days following receipt of such notice of termination, the Company shall make a single-sum payment to the Participant or Surviving Spouse (or alternative beneficiary) in an amount equal to 90% of the then present value of the Participant's SERP Benefit or the Surviving Spouse's Death Benefit,  as adjusted in accordance with this Article IX.  The remaining balance of the SERP Benefit or  Death Benefit shall be forfeited, the Participant shall accrue no additional benefits under this Plan, and the Surviving Spouse (or alternative beneficiary) shall be entitled to no additional amounts hereunder.

During the 30 day period following receipt of notice as provided in Section 9.2 hereof, each Beneficiary in pay status as of the date of such notice shall be entitled to elect an immediate single sum distribution of his or her Supplemental Death Benefit in the amount and in accordance with the procedures described in the preceding paragraph.  If any Beneficiary is not in pay status as of the date of such notice, his or her Supplemental Death Benefit shall be paid in accordance with the provisions of Article X hereof.

For purposes of this Section 9.4, the present value of any benefit shall be determined by Watson Wyatt Worldwide or such other independent actuary as may be designated by the Committee using reasonable interest and mortality assumptions.

D.
SUPPLEMENTAL DEATH BENEFIT

                        Effective as of December 17, 1999, the following Article X, "Supplemental Death Benefit," shall be added to the Plan to read in its entirety as follows:

ARTICLE X
SUPPLEMENTAL DEATH BENEFIT

            10.1     Supplemental Death Benefit: Upon the death of a Participant, either while actively employed by the Company or after the SERP Benefit has commenced, the Company shall pay a Supplemental Death Benefit to such Participant's Beneficiary in accordance with the provisions of this Article X.  Such Supplemental Death Benefit shall be in addition to, not be in lieu of, any benefits otherwise payable under this Plan.

            10.2     Eligibility:  Each Participant who is employed as of the effective date of this Article X, shall be eligible for the Supplemental Death Benefit provided hereunder, regardless of his or her years of Service.

            10.3     Amount: The amount of the Supplemental Death Benefit shall be determined as follows: (a) if a Participant dies while actively employed by the

Company or any member of the Controlled Group, the amount of such benefit shall equal the sum of 200% of such Participant's annual base salary payable as of the date of death and such Participant's target bonus payable under the Annual Incentive Compensation Plan (or its successor) with respect to the year in which the Participant's date of death occurs, or (b) if a Participant dies after his or her retirement from such employment, the amount of the benefit shall be 100% of such Participant's final annual base salary and the amount of his or her target bonus payable under the Annual Incentive Compensation Plan for the year in which the Participant retired or otherwise terminated his or her employment with the Company.

            10.4     Form of Benefit and Payment: A Beneficiary shall be entitled to receive his or her Supplemental Death Benefit in the form of (a) a single-sum payment, or (b) payment in substantially equal annual installments over a period not in excess of five years.  All benefit payments shall commence as soon as practicable, but in no event later than 60 days after the last day of the calendar year in which the Participant's date of death occurs.

                                    10.5     Designation of Beneficiary: The designation of a Beneficiary hereunder shall be made on forms provided by the Committee.  Such designation need not be a Participant's Surviving Spouse, if any, or the same as any other beneficiary designation completed by such Participant.  Absence such designation or a designation is invalid, then a Participant's Beneficiary hereunder shall be determined in accordance with the terms of the Cleco Corporation Pension Plan (or a successor thereto).

                        THIS AMENDMENT NO. 2 was approved by the Board of Directors of the Company on July 28, 2000, to be effective as of the dates set forth above.

CLECO UTILITY GROUP INC.
By:/s/ Catherine C. Powell
Catherine C. Powell Sr. Vice President, Employee & Corporate Services
Attest:
/s/ Michael P. Prudhomme Corporate Secretary